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Exhibit 21.1

OPTION CARE, INC.
LISTING OF SUBSIDIARIES OF THE REGISTRANT

Parent Corporation: Option Care, Inc. (Delaware corporation)

Subsidiaries of Option Care, Inc. (DE):
Option Care, Inc. (California corporation) (Franchising company)
Home Health of Option Care, Inc. (Nevada corporation)
Management by Information, Inc. (Delaware corporation)
Option Care of Oklahoma, Inc. (Delaware corporation)
Option Care Home Health of California, Inc. (Delaware corporation)
Optionet, Inc. (Delaware corporation)
Option Care Home Health Care, L.L.C. (Washington limited liability company)
Option Care Enterprises of New York, Inc. (New York corporation)
Option Care of New York, Inc. (New York corporation)
Option Care Enterprises, Inc. (Delaware corporation)

Subsidiaries of Option Care Enterprises, Inc. (DE):
Excel Healthcare, L.L.C. (Virginia Limited Company)
Home Care of Columbia, Inc. (Missouri corporation)
Infusion specialties, Inc. (Texas corporation) (60% owned)
North County Home I.V., Inc. (California corporation)
Option Care Hospice, Inc. (Missouri corporation)
Option Care of Denver, Inc. (Delaware corporation)
Option Home Health. Inc., f/k/a Option Care Home Health, Inc. (Ohio corporation)
OptionMed, Inc. f/k/a OptionRx, Inc. (Delaware corporation)
Rehab Options, Inc. (Missouri corporation)
Springville Pharmacy Infusion Therapy, Inc. (New York corporation)
Option Care Enterprises, Inc., f/k/a Young's I.V. Therapy, Inc.
(Pennsylvania corporation) (80% owned)

Subsidiary of Option Care Enterprises, Inc. (PA): Hunterdon Infusion Services, L.I.P. (New Jersey) (50% owned)

        Entities listed above are all wholly owned subsidiaries, except as indicated.

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  Exhibit 21.1
OPTION CARE, INC. LISTING OF SUBSIDIARIES OF THE REGISTRANT